EXHIBIT 10.4

                      SUBORDINATED SECURED PROMISSORY NOTE



$1,690,000.00                                 January 7, 2000
                                              Morristown, New Jersey


      FOR VALUE RECEIVED, DSI TOYS, INC., a Texas corporation ("Borrower"), hereby promises to pay to the order of Walter S. Reiling and Susan Reiling (collectively, "Lender"), in lawful money of the United States of America and by wire transfer of immediately available funds, the principal sum of One Million Six Hundred Ninety Thousand Dollars, ($1,690,000.00) (the "Loan") together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.

      1. PRINCIPAL REPAYMENT. The outstanding principal amount of the Loan and accrued interest thereon, together with any other amounts due under this Note shall be due and payable on or before January 7, 2005.

      2. INTEREST RATE. Borrower further promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full, which interest shall accrue at the annual rate of 10.0375% (the "Fixed Interest"). In addition, Borrower agrees that, upon the occurrence of an Event of Default (as defined in Section 7, below), the unpaid principal shall accrue interest at an annual rate of twelve percent (12%). The interest set forth in this Section 2 shall survive any action or judgment on this Note.

      If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the maximum rate permitted by applicable law (the "Maximum Rate"), then IPSO FACTO, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Lender shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing hereafter arising between Borrower and Lender with respect to the indebtedness evidenced hereby.

      3. QUARTERLY PAYMENTS/LATE CHARGE. Commencing on April 1, 2000, and continuing through the Maturity Date, Borrower shall make equal quarterly payments of principal and interest of $108,500.00 on the outstanding balance of this Loan. Each quarterly payment shall be due in arrears not later than the first day of each calendar quarter for the preceding quarter. If any regular quarterly installment of principal and interest shall not be paid at the place required under this Loan on or before the fifth (5th) day following the due date thereof, Borrower shall pay to Lender a late

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charge (the "Late Charge") of five cents ($.05) for each Dollar so overdue in order to compensate Lender for their frustration in the meeting of their financial and loan commitments. The Late Charge shall be in addition to any other remedy Lender may have and is in addition to Lender's right to collect fees and charges of any agents or attorneys which Lender employs in connection with any Event or Default.

      4. PLACE OF PAYMENT. All amounts payable hereunder shall be payable by wire transfer of immediately available funds to the account of Lender as specified in ATTACHMENT NO. 1, unless another place of payment shall be specified in writing by Lender.

      5. APPLICATION OF PAYMENTS. Payment on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

      6. PREPAYMENT PENALTY. The Note may not be prepaid, in whole or in part, at any time except that this Loan may be prepaid in full provided that Borrower pays to Lender at the time of such prepayment (i) all other amounts due under this Note, and (ii) a penalty in an amount equal to the difference between (a) Two Million One Hundred Seventy Thousand Dollars ($2,170,000.00), and (b) all principal (including the amount prepaid) and Fixed Interest payments paid by Borrower to Lender under this Loan (the "Prepayment Penalty").

      7. EVENTS OF DEFAULT. Notwithstanding anything herein contained to the contrary, the unpaid principal amount owing hereunder, together with all accrued interest thereon, the Prepayment Penalty and all other amounts due hereunder, shall become immediately due and payable, at the election of Lender, without demand or notice, in the event any of the following occurs (each, an "Event or Default").

         (a) The Borrower shall fail to pay when due any payment of principal or interest on this Loan and such failure shall continue for five (5) days following written notice of an Event of Default from Lender; provided however, that Borrower's exercise of its right, in accordance with Section 9.6 of that certain Agreement and Plan of Merger by and between Meritus Industries, Inc., Lender and Borrower dated October 7, 1999 (the "Merger Agreement"), to set off amounts owed to Borrower by Lender from amounts payable to Lender pursuant to the terms of this Note (the "Setoff") shall not be an Event of Default;

         (b) Borrower shall materially breach, and shall have failed to cure such breach after fifteen (15) days prior written notice from Lender, any of the following agreements, each dated as of the date hereof (i) that certain Shareholders' and Voting Trust Agreement by and among Meritus Industries, Inc., Lender, Borrower and MVII, LLC; or (ii) that certain Registration Rights Agreement by and among Meritus Industries, Inc., Lender and Borrower (collectively, the "Agreements");

         (c) The Borrower shall fail to provide to Lender a replacement letter of credit in favor of Lender in the form and substance of the Letter of Credit within forty-five (45) days prior to

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the expiration date or termination of the Letter of Credit, or any replacement letter of credit;

         (d) The voluntary institution by Borrower of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Code, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official for all or any substantial part of its property; or

         (e) There shall occur a material event of default under the Borrower's Senior Indebtedness, as defined herein.

      Upon the occurrence of an Event of Default, the principal amount of this Loan, all interest thereon, and all other amounts payable hereunder (including without limitation, the Prepayment Penalty) shall thereupon and concurrently therewith become due and payable.

      The Borrower agrees that Lender shall be entitled to collect from Borrower the Prepayment Penalty in connection with and in addition to the collection by Lender of all other amounts due under this Note upon an Event of Default.

      8. SUBORDINATION. Provided that no Event of Default has occurred pursuant to Section 7(c) hereunder, the indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of Senior Indebtedness. Nothing herein contained shall prevent Lender from exercising its rights against the Letter of Credit (as defined in Section 13 below) upon an Event of Default.

         (a) "SENIOR INDEBTEDNESS." Shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of, unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with (i) indebtedness of Borrower (including indebtedness of Borrower as a co-borrower) to banks or commercial finance, or other lending institutions regularly engaged in the business of lending money (including venture capital, investment banking, leasing or similar institutions and their affiliates which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), equipment lessors and landlords whether or not secured, and (ii) any such indebtedness or any debentures, notes, or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

         (b) INSOLVENCY PROCEEDINGS. If there shall occur any receivership or proceeding, insolvency, assignment for the benefit of creditors generally, reorganization, or arrangements with creditors generally (whether or not pursuant to bankruptcy or other insolvency laws), dissolution, liquidation, or any other marshaling of the assets and liability of Borrower, such event shall constitute an Event of Default under this Note entitling Lender to exercise its rights against the Letter

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of Credit, and after such event (a) no amount shall be paid by Borrower in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and
(b) no claim or proof of claim shall be filed by or on behalf of Lender which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

         (c) FURTHER ASSURANCES. By acceptance of this Note, Lender agrees to execute and deliver customary forms of subordination agreement requested from time to time by the holders of Senior Indebtedness and, as a condition to Lender's rights hereunder, Borrower may require that Lender execute such forms of subordination agreement, provided that such forms shall not impose on Lender terms less favorable than those provided herein.

         (d) LIEN SUBORDINATION. Any lien or security interest of Lender, whether now or hereafter existing in connection with the amounts due under this Note, on any assets or property of Borrower or any proceeds or revenues therefrom which Lender may have at any time as security for any amounts due, and obligations under, this Note shall be subordinate to all liens or security interests now or hereafter granted to a holder of Senior Indebtedness by Borrower or by law notwithstanding the date, order or method of attachment or perfection of any such lien or security interest or the provisions of any applicable law.

         (e) APPLICABILITY OF PRIORITIES. The priority of the holder of the Senior Indebtedness provided for herein with respect to security interests and liens are applicable only to the extent that such security interests and liens are enforceable and perfected and have not been avoided; if a security interest or lien is judicially determined to be unenforceable or unperfected or is judicially avoided with respect to any claim of the holder of the Senior Indebtedness or any part thereof, the priority provided for herein shall not be available to such security interest of lien to the extent that it is avoided or determined to be unenforceable or unperfected. The foregoing notwithstanding, Lender covenants and agrees that it shall not challenge, attach or seek to avoid any security interest or lien to the extent that it secures any holder of the Senior Indebtedness. Nothing in this Section 5(e) affects the operation of any subordination of indebtedness or turnover of payment provisions hereof, or of any other agreements among any of the parties hereto.

         (f) RELIANCE OF HOLDERS OF SENIOR INDEBTEDNESS. Lender, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

      9. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred,

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including, without limitation, reasonable attorneys' fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

      10. NOTICES. Except as otherwise provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be delivered in person, with receipt acknowledged, or sent by telex, telecopy, computer transmission or by United States mail, registered or certified, return receipt requested, postage prepaid and addressed as follows:

            If to Lender:            Walter S. Reiling
                                     15 Woodcrest Drive
                                     Morristown, New Jersey 07960
                                     Facsimile: (973) 898-1927

            With a copy to:          Robert P. Regimbal, Esq.
                                     Graham, Curtin & Sheridan
                                     4 Headquarters Plaza
                                     P.O. Box 1991
                                     Morristown, NJ 07962-1991
                                     Facsimile: (973) 292-1767

            If to Borrower:          DSI Toys, Inc.
                                     1100 West Sam Houston Parkway North
                                     Houston, TX 77043
                                     Facsimile: (713) 365-9911

            With a copy to:          J. Todd Mirolla
                                     Andre, Morris & Buttery
                                     1102 Laurel Lane
                                     San Luis Obispo, CA 93401
                                     Facsimile: (805) 543-4171

      11. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New Jersey and the federal courts of the United States of America located in the State of New Jersey solely in respect to the enforcement and interpretation of this Note. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10. Notwithstanding the foregoing, nothing herein shall be construed as a submission by the parties to venue in New Jersey courts with respect to any matter or agreement between the parties other than this Note, including but not limited to the Setoff and the Agreements.

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      12. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

      13. SECURITY. Borrower's obligations under and full performance of the terms and conditions of this Note shall be secured by a letter of credit in a form reasonably acceptable to Lender in favor of Lender for the benefit of Borrower, in the principal amount of Eight Hundred Sixty Eight Thousand Dollars ($868,000.00) (The "Letter of Credit").

      14. MODIFICATIONS. No amendment, modification, alteration or change of any of the provisions of this Note shall be effective unless in writing signed by Borrower and Lender and only to the extent therein set forth.

      15. INVALIDITY. In the event that any term or provision of this Note shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by any authority having jurisdiction, such determination shall not impair or otherwise affect the validity, illegality or enforceability of the remaining terms and provisions of this Note, which shall be enforced as if the unenforceable term or provision were deleted.


"BORROWER"
DSI TOYS, INC., A TEXAS CORPORATION



By: /s/ ROB WEISGARBER

Printed Name: Rob Weisgarber

Title:  Chief Financial Officer

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                                ATTACHMENT NO. 1
                                PLACE OF PAYMENT

RFB: Walter and Susan Reiling
Chase Manhattan Bank
Acct: Prudential Securities, Inc.
Acct# 08A-022529-K5
ABA:  021000021

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